UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 24, 2026

Date of Report (Date of earliest event reported)

Zura Bio Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40598	98-1725736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1489 W. Warm Springs Rd. #110

Henderson, NV 89014

 (Address of principal executive offices,
including zip code)

(702) 825-9872

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	ZURA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 24, 2026, Zura Bio Limited (the “Company’) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC, Piper Sandler & Co. and Cantor Fitzgerald & Co., as representatives of the several underwriters listed therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell 18,200,000 Class A ordinary shares (the “Shares”), par value $0.0001 per share (the “Ordinary Shares”) at a price to the public of $6.25 per share and pre-funded warrants (the “Pre-Funded Warrants”) to purchase 1,800,000 Ordinary Shares at a price to the public of $6.249 per Pre-Funded Warrant, which represents the per share public offering price for the Shares less the $0.001 exercise price of each Pre-Funded Warrant (the “Offering”). The Offering is being made pursuant to an effective shelf registration statement on Form S-3, as amended (Registration No. 333-281905) and related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission (the “SEC”). All of the Shares and the Pre-Funded Warrants are being sold by the Company. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters an option exercisable for 30 days to purchase up to an additional 3,000,000 Ordinary Shares at the public offering price, which was exercised in full by the Underwriters on February 25, 2026. The net proceeds from the Offering are expected to be approximately $134.6 million after deducting underwriting discounts and commissions and estimated offering expenses. The Offering is expected to close on February 26, 2026, subject to customary closing conditions.

The Pre-Funded Warrants will be exercisable at any time after the date of issuance. A holder of Pre-Funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may increase or decrease this percentage to a percentage not in excess of 19.99% by providing at least 61 days’ prior notice to the Company.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

A copy of the Underwriting Agreement and the form of Pre-Funded Warrant are filed as Exhibits 1.1 and 4.1, respectively, and are incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to such exhibits. A copy of the opinion of Ogier (Cayman) LLP relating to the validity of the sale of the securities in the Offering is filed herewith as Exhibit 5.1.

Item 2.02	Results of Operations and Financial Condition.

As of December 31, 2025, the Company had approximately $109.4 million in cash and cash equivalents. This estimate of the Company's cash and cash equivalents balance is preliminary and subject to completion of its financial closing procedures, including the completion of management’s reviews, and the audit of the Company's consolidated financial statements. It is possible that the Company may identify items that require it to make adjustments to the this estimate of the Company's cash and cash equivalents. Accordingly, the unaudited preliminary cash and cash equivalents balance set forth above reflects a preliminary estimate with respect to such information, based on information currently available to management, and may vary from the Company's actual financial position as of December 31, 2025 and, as a result, you should not place undue reliance on this preliminary estimate. Further, this preliminary estimate is not a comprehensive statement or estimate of our financial results or financial condition as of December 31, 2025.

Following the consummation of the Offering, the total number of the Company's outstanding Ordinary Shares is 94,875,460, based on 65,018,058 Ordinary Shares outstanding as of September 30, 2025 and after giving effect to the 8,657,402 Ordinary Shares issued to Athanor Capital pursuant to that certain letter agreement dated December 29, 2025, in each case assuming no exercise of any Pre-Funded Warrants issued in the Offering.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the registrant's filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On February 24, 2026, the Company issued a press release announcing the commencement of the Offering, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. On February 25, 2026, the Company issued a press release announcing that it had priced the Offering, a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Caution Concerning Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements include statements about the Offering, such as the expected net proceeds and anticipated closing date. These forward-looking statements are based on information currently available to the Company and its current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning the Company’s business are described in additional detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as supplemented by its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025 and in the Company’s other SEC filings. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
1.1*	Underwriting Agreement, dated February 24, 2026, by and among the Company, Leerink Partners LLC, Piper Sandler & Co. and Cantor Fitzgerald & Co.
4.1	Form of Pre-Funded Warrant.
5.1	Opinion of Ogier (Cayman) LLP.
23.1	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1).
99.1	Launch Press Release, dated February 24, 2026.
99.2	Pricing Press Release, dated February 25, 2026.
104	Cover Page Interactive Data File (formatted as inline XBRL).

*	The exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZURA BIO LIMITED

Date: February 25, 2026	By:	/s/ Kim Davis
Kim Davis
Chief Operating Officer, Chief Legal Officer and Corporate Secretary